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                                                                     EXHIBIT 4.7



________________________________________________________________________________

                         INTERNATIONAL WIRE GROUP, INC.

                         WIRE HARNESS INDUSTRIES, INC.

                           THE SUBSIDIARY GUARANTORS

                                      AND

                 IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE

                           __________________________

                         SECOND SUPPLEMENTAL INDENTURE

                         DATED AS OF DECEMBER 20, 1996

                                       TO

                                   INDENTURE

                           DATED AS OF JUNE 12, 1995

                                     AMONG

                   INTERNATIONAL WIRE GROUP, INC., AS ISSUER,

                           THE SUBSIDIARY GUARANTORS

                                      AND

                 IBJ SCHRODER BANK & TRUST COMPANY, AS TRUSTEE

                           __________________________

                                  $150,000,000

                   11 3/4% SENIOR SUBORDINATED NOTES DUE 2005

________________________________________________________________________________
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              SECOND SUPPLEMENTAL INDENTURE dated as of December 20, 1996, among INTERNATIONAL WIRE GROUP, INC., a Delaware corporation (the "Company"), WIRE HARNESS INDUSTRIES, INC., a Delaware corporation ("WHI"), and IBJ SCHRODER BANK & TRUST COMPANY, as Trustee (the "Trustee").

              WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of June 12, 1995, as supplemented by that certain First Supplemental Indenture, dated as of March 5, 1996 (as supplemented, the "Indenture"), providing for the issuance of $150,000,000 aggregate principal amount of the Company's 11 3/4% Senior Subordinated Notes due 2005 (the "Securities");

              WHEREAS, the Company and WHI desire by this Second Supplemental Indenture, pursuant to and as contemplated by Article XI of the Indenture, that WHI become a Subsidiary Guarantor (as defined in the Indenture) under the Indenture;

              WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a resolution of the Board of Directors of each of the Company and WHI; and

              WHEREAS, all conditions and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

              NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders (as defined in the Indenture) of the Securities, as follows:

                                   ARTICLE I

               ASSUMPTION OF OBLIGATIONS AS SUBSIDIARY GUARANTOR

              Section 1.1. Assumption. WHI hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Subsidiary Guarantor in the Indenture as of the date of this Second Supplemental Indenture, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of a Subsidiary Guarantor in each Security outstanding on the date of this Second Supplemental Indenture.





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                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

              Section 2.1. Terms Defined. For all purposes of this Second Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Second Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

              Section 2.2. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect.

              Section 2.3. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

              Section 2.4. Successors. All agreements of the Company and WHI in this Second Supplemental Indenture and the Securities shall bind each of their successors. All agreements of the Trustee in this Second Supplemental Indenture and in the Indenture shall bind its successors.

              Section 2.5. Multiple Counterparts. The parties may sign multiple counterparts of this Second Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent the same agreement.

              Section 2.6. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Second Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity or sufficiency of this Second Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, (iii) the due execution hereof by the Company or





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(iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

              Section 2.7.  Indemnification.  The indemnification provisions of
Section 7.7 of the Indenture shall include any and all loss, liability or expense (including reasonable attorneys' fees) incurred by the Trustee in connection with the execution and delivery of this Second Supplemental Indenture and the performance of its duties hereunder.




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                                   SIGNATURES

              IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.




                                      INTERNATIONAL WIRE GROUP, INC.



                                      By:  /s/ David M. Sindelar
                                           -------------------------------------
                                           David M. Sindelar
                                           Senior Vice President




                                      WIRE HARNESS INDUSTRIES, INC.



                                      By:  /s/ David M. Sindelar
                                           -------------------------------------
                                           David M. Sindelar
                                           Senior Vice President




                                      IBJ SCHRODER BANK & TRUST COMPANY



                                      By:  /s/ Barbara McCluskey
                                           -------------------------------------
                                           Barbara McCluskey
                                           Vice President





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